Exhibit 10.3

           STOCK OPTION AGREEMENT



     THIS STOCK OPTION AGREEMENT is made as
of the 27th day of February, 1996, between Unilab
Corporation, a Delaware corporation (hereinafter called the "Corporation"), and Richard A. Michaelson, a key employee of the Corporation (hereinafter called the "Option
Holder").

     1.  Grant of Option.  (a) In accordance with the
Stock Option Program for Key Executives adopted by the Corporation's Board of Directors, the Corporation hereby grants to the Option Holder the right and option, hereinafter called the "Option", to purchase an aggregate of 35,000 shares (the "Shares") of the Corporation's $0.01 par value common stock (such number being subject to adjustment as provided in paragraph 7 hereof), on the terms and conditions herein set forth. Such Option shall vest as follows: Twenty-Five (25%) Percent of the Option herein granted (for up to 8,750 shares) shall vest and may be exercised on or after February 27, 1997; Twenty-Five
(25%) Percent of the Option herein granted (for up to 8,750 shares) shall vest and may be exercised on or after February 27, 1998; Twenty-Five (25%) Percent of the Option herein granted (for up to 8,750 shares) shall vest and may be exercised on or after February 27, 1999; Twenty-Five
(25%) Percent of the Option herein granted (for up to 8,750 shares) shall vest and may be exercised on or after February 27, 2000 (unless terminated earlier pursuant to paragraph 6 hereof).

     (b)  Notwithstanding anything stated in Section
1(a) above, no Option may be exercised by the Option
Holder unless and until a stock option and performance incentive plan for employees is submitted to and approved by stockholders of the Corporation at the Corporation's
1996 Annual Meeting of Stockholders, or otherwise at a Special Meeting of Stockholders duly called for such purpose. If such a stock option and performance incentive plan for employees is not approved by the Corporation's stockholders at such Annual or special Meeting, the option granted herein shall be rescinded and cancelled, effective as of the date of such meeting.

     2. Purchase Price. The purchase price of the Shares covered by the Option shall be two and three-sixteenths dollars ($2.1875) per Share.

     3. Term of Option. Subject to paragraph 8 hereof, the Option granted hereby shall be exercisable as to a portion of the total Shares in accordance with paragraph 1.
The Option Holder's right to exercise the aforementioned
Option shall expire ten (10) years from the date hereof.
Unless terminated earlier pursuant to paragraph 6 hereof, any Option not exercised within such time specified of the date hereof shall terminate.

     4. Nontransferability. The Option shall not be transferable otherwise than (i) by will or the laws of descent and distribution and (ii) to parents, siblings, spouses or children of the Option Holder or to any trust or similar device intended for any of such persons' respective benefit
(a "Permitted Transferee"), and the Option may be
exercised, during the lifetime of the Option Holder, only by him or such Permittee Transferree. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided herein), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to
execution, attachment, or similar process.   Any attempted
assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

     5.  Disclosure and Risk.  The Option Holder
represents and warrants to the Corporation as follows:

     (a)  The Shares will be acquired by the Option
     Holder for the Option Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     (b) As of the date of the grant and of exercise, because of his position with the Corporation, and as a result of inquiries made by him and information furnished to him by the Corporation, Option Holder has and will have all information necessary for him to make an informed investment decision.

     Each certificate representing the Shares shall, if applicable, be endorsed with the following or a substantially similar legend:

     "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT'), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES, REASONABLY SATISFACTORY TO THE
     CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION MAY BE MADE PURSUANT TO RULE 144,
     PROMULGATED UNDER THE SECURITIES ACT, OR IS OTHERWISE
     EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES
     LAWS."

     The Corporation need not allow a transfer of any of the Shares unless one of the conditions specified in the foregoing legend is satisfied. The Corporation may also instruct its transfer agent not to allow the transfer of any of the Shares unless one of the conditions specified in the foregoing legend is satisfied.

     Any legend endorsed on a certificate pursuant to the foregoing language and the stop transfer instructions with respect to such Shares shall be removed and the Corporation shall promptly issue a certificate without such legend to the holder thereof if the Shares are registered under the Securities Act and a prospectus meeting the requirements of
Section 10 of the Securities Act is available or if the holder provides the Corporation with an opinion of counsel for such holder of the Shares reasonably satisfactory to the Corporation, to the effect that a public sale, transfer or assignment of such Shares may be made without registration.

     6.  Termination of Employment; Death.

     (a) In the event that the Option Holder shall cease to be an employee of the Corporation or any of its subsidiaries for any reason whatsoever, the Option may be exercised by the Option Holder (to the extent that the Option Holder shall have been entitled to do so as of the date of his termination of employment with the Corporation or any of its subsidiaries) at any time within 365 days after such termination but in any event not later than the date of expiration of the Option term. So long as the Option Holder shall continue to be an employee of the Corporation or any of its subsidiaries, the Option shall not be affected by any change of duties or position. Nothing in this Option Agreement shall confer upon the Option Holder any right to continue as an employee of the Corporation or any of its subsidiaries.

     (b) In the event that the Option Holder dies prior to exercising all or any portion of the Option, the Option may be exercised by the estate of the Option
     Holder (to the extent that the Option Holder shall have been entitled to do so) at any time within 365 days after the death of the Option Holder, but in any event not later than the date of expiration of the Option term.

     7. Changes in Capital Structure. If all or any portion of the Option shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization, or liquidation occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Shares or Shares shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which, if the Shares (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in paragraph 2 hereof) and had not been disposed of, such person or persons would be holding at the time of such exercise as a result of such purchase and all such share dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, or liquidations; provided, however, that no fractional shares shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued. In no event shall any adjustments be made to the Option as a result of the issuance or redemption of securities of the Corporation for cash or other consideration, or upon the exercise of any conversion rights of any securities of the Corporation.

     8. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Secretary of the Corporation, at its principal office or such other location as may be designated by the Secretary of the Corporation.
Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. The notice of election shall be accompanied by this Agreement and payment of the full purchase price for the Shares being purchased. The Corporation shall deliver a certificate or certificates representing Shares as soon as practicable after the notice of election has been received. In the event the Option shall be exercised by any person or persons other than the Option Holder, the notice of election shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

     9.   Mergers, Recapitalizations and Dissolutions.
As long as Optionee is an employee of the Corporation or any of its subsidiaries, the "acquisition" of the Corporation by another entity or a "change in control" of the Corporation shall cause each outstanding option: (i) in the event of an acquisition, to become an option to purchase shares of the acquiring entity, for the balance of the term of the option without regard to any nonsatisfied vesting provisions or condition precedent which may be contained in paragraph 1 of this Agreement, at a price and for a number of shares as is consistent with the acquisition terms; and (ii) in the event of a change in control, to become exercisable in whole or in part, without regard to any vesting provisions or condition precedent which may be contained in paragraph 1 of this Agreement. The
"acquisition" of the Corporation by another entity shall be defined to be either a merger or consolidation with an acquiring entity (or subsidiary or affiliate thereof) in which the Corporation is not the surviving entity or in which the Corporation becomes a subsidiary of an acquiring entity; the sale of substantially all of the Corporation's assets; or the dissolution or liquidation of the Corporation. For purposes of this paragraph, a "change in control" shall mean a change of control of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred at such time as any "person", within the meaning of Section 14(d) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the outstanding capital stock of the Corporation.

     10.  Optionee Not a Shareholder.  The Option
Holder under this Option, as such, shall not be entitled by any reason of this Option to any rights whatsoever as a shareholder of the Corporation.

     11.  General Provisions.

     (a) The Corporation shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all fees and expenses necessarily incurred by the Corporation in connection therewith, and shall use its best efforts to comply with all laws and regulations which, in the reasonable opinion of counsel for the Corporation, are applicable thereto.

     (b)  This Agreement shall be governed by and
     construed in accordance with the laws of the State of Delaware other than its conflicts of laws provisions.

     (c) Any notice to be given hereunder by either party to the other shall be in writing and shall be given either by personal delivery or by mail, registered or certified, postage prepaid, return receipt requested, addressed to the other party at the respective addresses set forth below their signatures to this Agreement, or at any other address as such party may hereafter specify in writing.

     (d)  This Agreement sets forth the entire
     agreement of the parties concerning the subject matter hereto, and no other representations or warranties, express or implied, other than those contained herein, and no amendments or modifications hereto, shall be binding unless made in writing and signed by the parties hereto.

     (e) The waiver by either party of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision or of the breach of any other term or provision of this Agreement.

     (f) As used herein, the masculine gender shall include the feminine and the neuter genders, the neuter shall include the masculine and the feminine genders, the singular shall include the plural, and the plural shall include the singular.

     (g) The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     (h)  The invalidity or enforceability of any
     provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      IN WITNESS WHEREOF, the Corporation has
caused this Option Agreement to be duly executed by its officer thereunto duly authorized, and the Option Holder has hereunto set his hand and seal, all as of the day and year first above written.


                              OPTION HOLDER


                              ______________________________
                              Name:  Richard A. Michaelson
                              Address: 11-18 Fairhaven Place
                                       Fair Lawn, NJ  07410


                              UNILAB CORPORATION


                              By:_____________________________
                              Name: Andrew H. Baker
                              Title: Chairman, President and
                                     Chief Executive Officer
                              Address: 18448 Oxnard Street
                                       Tarzana, CA  91356